UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2006

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the announcement by AutoNation, Inc. (the "Company") regarding its cash tender offer to purchase up to 50 million shares of its common stock at a price per share of $23 as described below, on March 7, 2006 the Company announced that ESL Investments, Inc. and certain affiliated entities ("ESL"), which own 77,061,800 shares, or 29%, of the Company’s common stock, have agreed to tender all of their shares in such offer, subject to certain conditions. Two of the Company’s directors, Edward S. Lampert and William C. Crowley, are Chief Executive Officer and President and Chief Operating Officer, respectively, of ESL. A copy of the agreement, which was entered into on March 6, 2006, is attached as Exhibit 10.1 hereto and its contents are incorporated herein by reference.

Item 8.01 Other Events.

On March 7, 2006, the Company issued a press release announcing that it intends to commence a cash tender offer to purchase up to 50 million shares of its common stock at a price per share of $23 (the "Offer"). The Company expects to commence the Offer by no later than March 10, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and its contents are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement, dated March 6, 2006, regarding agreement by ESL
Investments, Inc. and certain affiliated entities to tender all of their shares in the Offer.

99.1 Press Release, dated March 7, 2006, announcing that AutoNation, Inc.
intends to commence a cash tender offer for 50,000,000 shares of its common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

March 7, 2006	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Letter Agreement, dated March 6, 2006, regarding agreement by ESL Investments, Inc. and certain affiliated entities to tender all of their shares in the Offer.
99.1	99.1 Press Release, dated March 7, 2006, announcing that AutoNation, Inc. intends to commence a cash tender offer for 50,000,000 shares of its common stock.